Exhibit 99.1
Dole plc Reports Second Quarter 2026 Financial Results
DUBLIN – August 10, 2026 - Dole plc (NYSE: DOLE) ("Dole" or the "Group" or the "Company") today released its financial results for the three and six months ended June 30, 2026.
Second Quarter Highlights:
•Revenue increased 2.9%, reflecting positive momentum across the Group
•Profitability impacted by anticipated Fresh Fruit cost pressures
•Strong performance in Diversified Fresh Produce - Americas & ROW partially offset lower result in Fresh Fruit, demonstrating resilience of our business model
•Development pipeline advanced while maintaining disciplined approach to capital allocation
•Post quarter end: completed sale of port in Ecuador for expected net proceeds of approximately $95 million; completed acquisition of Greenfood Fresh Produce division in Scandinavia

Financial Highlights

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

	(U.S. Dollars in millions, except per share amounts) (Unaudited)
Revenue	2,499	2,428	4,842	4,528
Net Income	35.1	18.0	72.9	62.1
Net Income attributable to Dole plc	26.0	10.0	57.3	48.9
Diluted EPS	0.27	0.10	0.60	0.51
Adjusted EBITDA[1]	116.8	137.1	217.1	241.9
Adjusted Net Income[1]	43.7	53.2	74.9	86.2
Adjusted Diluted EPS[1]	0.46	0.55	0.78	0.90
Commenting on the results, Carl McCann, Executive Chairman, said:
“The successful completion of the Ecuador port sale post quarter end for net proceeds of approximately $95 million supports our continued investment in growth opportunities, including recent acquisitions in EMEA.
We are pleased to deliver a second quarter result in line with our expectations. The quarter once again demonstrated the resilience of our diversified business model and our ability to navigate a challenging operating environment as we target full-year Adjusted EBITDA of approximately $400 million for 2026.”

Group Results - Second Quarter
Revenue increased 2.9%, or $71.0 million, primarily due to positive operational performance in the Diversified Fresh Produce - Americas & ROW segment and a favorable impact from foreign currency translation of $30.3 million. On a like-for-like basis2, revenue increased 1.7%, or $40.7 million.
Gross Profit decreased $23.0 million, primarily due to higher cost of sales which were impacted by higher fruit sourcing costs in the Fresh Fruit segment, partially offset by higher revenue.
Operating Income decreased $55.7 million primarily due to lower Gross Profit, higher SMG&A expenses primarily due to a non-recurring charge associated with the settlement of a historical legal matter and some restructuring costs, and higher gains on asset sales in the prior year following the sale of land in Hawaii.
Other income increased year over year, primarily reflecting favorable fair value adjustments on financial instruments.

Net Income increased to $35.1 million from $18.0 million in the prior year. The prior year was impacted by a loss of $35.0 million in discontinued operations (Fresh Vegetables). The year over year increase also reflected higher other income, lower interest expense and lower tax expense, partially offset by lower Operating Income.
Adjusted EBITDA decreased 14.8%, or $20.4 million, primarily driven by higher fruit sourcing costs in the Fresh Fruit segment, partially offset by good performance in the Diversified Fresh Produce - Americas & ROW segment, as well as a favorable impact of foreign currency translation of $1.4 million.
Adjusted Net Income decreased 17.7%, or $9.4 million, predominantly due to the decrease in Adjusted EBITDA noted above, partially offset by lower tax expense and interest expense. Adjusted Diluted EPS for the three months ended June 30, 2026 was $0.46 compared to $0.55 in the prior year.
Selected Segmental Financial Information

	Three Months Ended
	June 30, 2026		June 30, 2025

	(U.S. Dollars in thousands) (unaudited)
	Revenue	Adjusted EBITDA[1]	Revenue	Adjusted EBITDA[1]
Fresh Fruit	$972,824	$50,257	$972,591	$72,756
Diversified Fresh Produce - EMEA	1,111,431	45,931	1,100,797	48,984
Diversified Fresh Produce - Americas & ROW	440,114	20,574	386,348	15,378
Intersegment	(24,958)	—	(31,309)	—
Total	$2,499,411	$116,762	$2,428,427	$137,118

	Six Months Ended
	June 30, 2026		June 30, 2025

	(U.S. Dollars in thousands) (unaudited)
	Revenue	Adjusted EBITDA[1]	Revenue	Adjusted EBITDA[1]
Fresh Fruit	$1,910,484	$102,810	$1,850,736	$136,087
Diversified Fresh Produce - EMEA	2,133,755	75,896	1,992,884	76,644
Diversified Fresh Produce - Americas & ROW	860,125	38,368	749,761	29,209
Intersegment	(62,778)	—	(65,550)	—
Total	$4,841,586	$217,074	$4,527,831	$241,940

Second Quarter Segmental Commentary

Fresh Fruit
Revenue of $972.8 million is in line with prior year. Higher volumes of bananas sold in Europe and higher underlying banana pricing in North America were partially offset by lower banana volumes in North America. Pineapple volumes were lower across all markets, primarily due to adverse weather conditions affecting fruit availability.
Adjusted EBITDA decreased 30.9%, or $22.5 million, primarily driven by higher fruit sourcing costs, elevated shipping costs in both European and North American markets due to higher fuel costs, higher pineapple growing costs resulting from adverse weather conditions, as well as the continued strengthening of the Costa Rican Colón against the U.S. Dollar.
Diversified Fresh Produce – EMEA
Revenue increased 1.0%, or $10.6 million, primarily due to the favorable impact of foreign currency translation of $29.9 million, as a result of the strengthening of the Swedish krona and euro against the U.S. Dollar, as well as underlying growth in Scandinavia partially offset by lower revenue in Spain. On a like-for-like basis, revenue decreased 1.7%, or $19.2 million.

Adjusted EBITDA decreased 6.2%, or $3.1 million, primarily due to weaker performance in South Africa, the Netherlands and Spain. These decreases were partially offset by a favorable impact of $1.5 million from foreign currency translation, as well as strong performance in Scandinavia. On a like-for-like basis, Adjusted EBITDA decreased 8.2%, or $4.0 million.
Diversified Fresh Produce – Americas & ROW
Revenue increased 13.9%, or $53.8 million, primarily driven by higher volumes in our North America business, both from seasonal timing benefits with North American cherries and by good underlying growth in key products including kiwi and avocados. There was also higher revenue in our southern hemisphere export business due to positive season end pricing adjustments.
Adjusted EBITDA increased 33.8%, or $5.2 million, driven by a strong performance in our North American business, driven both by positive volume growth in kiwi and avocados and seasonal timing differences in cherries, as well as the continued benefit of the partial restructuring of our berry operations in the fourth quarter of 2025.
Capital Expenditures
Cash capital expenditures for the six months ended June 30, 2026 were $42.5 million. Expenditures included farming investments in Latin America, investments in distribution facilities and ripening rooms in Europe, as well as other machinery and equipment related to blueberry and avocado packing in Europe.
Free Cash Flow from Continuing Operations, Net Debt and Net Leverage
Free cash flow from continuing operations was an outflow of $51.0 million for the six months ended June 30, 2026, compared to an outflow of $132.6 million in the prior year. The improvement in free cash flow was due to lower seasonal working capital outflows and lower capital expenditures in the current year. Net Debt and Net Leverage as of June 30, 2026 was $746.1 million and 2.0x, respectively.
Net debt at quarter end was impacted by the first step of the Ecuador port sale transaction. As part of the transaction, the Company completed a pre-closing ownership restructuring in May, acquiring the remaining minority interest in the port business. The second and final step, the sale of the port business, closed on July 1, 2026 and the associated proceeds will be reflected in third quarter Net Debt and Net Leverage. The cumulative net cash proceeds of the Ecuador port sale transaction are expected to be approximately $95.0 million, including the pre-closing ownership restructuring, cash taxes to be paid and other transaction related costs.
Dividend
On August 7, 2026, the Board of Directors of Dole plc declared a cash dividend for the second quarter of 2026 of $0.085 per share, payable on October 7, 2026 to shareholders of record on September 16, 2026. A cash dividend of $0.085 per share was paid on July 8, 2026 for the first quarter of 2026.
Share Repurchase Program
During the quarter, we repurchased 719,290 shares at an average price of $13.88 per share, totaling $10.0 million. For the six months ended June 30, 2026, we repurchased 1,025,660 shares at an average price of $14.25 per share, totaling $14.6 million. As of June 30, 2026, $85.4 million remained available for repurchase under the share repurchase program.
Outlook for Fiscal Year 2026 (forward-looking statement)
As we move into the second half of the year, fuel and shipping costs remain elevated and geopolitical developments continue to create uncertainty. While some of the sharp cost increases experienced during the second quarter appear to be moderating, the operating environment remains complex.
Consumer demand across our key markets has remained resilient, supported by long-term health and wellness trends. We also expect to benefit from contractual pricing mechanisms and cost saving initiatives in Fresh Fruit, the effectiveness of our dynamic pricing model across the Diversified businesses, and positive returns from recent investments and development activity.

Taking these factors together, we are targeting full-year Adjusted EBITDA of approximately $400 million for 2026.
We continue to expect routine capital expenditures of approximately $100 million and interest expense of approximately $58 million for the full year.
Footnote Index
1.Refer to the Appendix of this release for an explanation and reconciliation of non-GAAP financial measures used in this release to comparable GAAP financial measures.
2.Like-for-like basis refers to the measure excluding the impact of foreign currency translation movements and acquisitions and divestitures. Refer to the Appendix and "Supplementary Reconciliation of Prior Year Segment Results to Current Year Segment Results" for further detail on these impacts and the calculation of like-for-like basis variances
About Dole plc
A global leader in fresh produce, Dole plc produces, markets, and distributes an extensive variety of fresh fruits and vegetables sourced locally and from around the world. Dedicated and passionate in exceeding our customers’ requirements in over 85 countries, our goal is to make the world a healthier and a more sustainable place.
Webcast and Conference Call Information
Dole plc will host a conference call and simultaneous webcast at 08:00 a.m. Eastern Time today to discuss the second quarter 2026 financial results. The webcast can be accessed at www.doleplc.com/investor-relations or directly at https://events.q4inc.com/attendee/911565068.
Forward-looking information
Certain statements made in this press release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s beliefs, assumptions, and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive,” “target” or similar words, or the negative of these words, identify forward-looking statements. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates, or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made except as required by the federal securities laws.
Investor Contact:
James O'Regan, Head of Investor Relations, Dole plc
james.oregan@doleplc.com
+353 1 887 2794
Media Contact:
Brian Bell, Ogilvy
brian.bell@ogilvy.com
+353 87 2436 130

Appendix
Condensed Consolidated Statements of Operations - Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

	(U.S. Dollars and shares in thousands, except per share amounts)
Revenues, net	$2,499,411	$2,428,427	$4,841,586	$4,527,831
Cost of sales	(2,304,115)	(2,210,127)	(4,461,297)	(4,127,338)
Gross profit	195,296	218,300	380,289	400,493
Selling, marketing, general and administrative expenses	(148,438)	(124,308)	(272,218)	(242,720)
(Loss) gain on disposal of businesses	(28)	48	1,164	409
Gain on asset sales	686	9,323	1,353	13,124
Impairment and asset write-downs of property, plant and equipment and lease assets	(22)	(144)	(1,134)	(182)
Operating income	47,494	103,219	109,454	171,124
Other income (expense), net	3,869	(18,716)	8,407	(19,064)
Interest income	4,367	2,955	8,572	5,995
Interest expense	(14,857)	(17,516)	(27,443)	(34,698)
Income from continuing operations before income taxes and equity earnings	40,873	69,942	98,990	123,357
Income tax expense	(14,802)	(25,504)	(36,784)	(43,082)
Equity method earnings	9,056	8,501	10,656	16,793
Income from continuing operations	35,127	52,939	72,862	97,068
Loss from discontinued operations, net of income taxes	—	(34,950)	—	(34,920)
Net income	35,127	17,989	72,862	62,148
Income attributable to noncontrolling interests	(9,143)	(8,023)	(15,581)	(13,270)
Net income attributable to Dole plc	$25,984	$9,966	$57,281	$48,878

Income per share - basic:
Continuing operations	$0.27	$0.47	$0.60	$0.88
Discontinued operations	—	(0.37)	—	(0.37)
Net income per share attributable to Dole plc - basic	$0.27	$0.10	$0.60	$0.51

Income per share - diluted:
Continuing operations	$0.27	$0.46	$0.60	$0.87
Discontinued operations	—	(0.36)	—	(0.36)
Net income per share attributable to Dole plc - diluted	$0.27	$0.10	$0.60	$0.51

Weighted-average shares:
Basic	95,046	95,145	95,110	95,127
Diluted	95,703	95,850	95,733	95,763

Condensed Consolidated Balance Sheets - Unaudited

	June 30, 2026	December 31, 2025

ASSETS	(U.S. Dollars and shares in thousands)
Cash and cash equivalents	$291,705	$267,854
Receivables, net of allowances of $66,225 and $75,500, respectively	928,270	804,621
Inventories, net of allowances of $4,074 and $3,659, respectively	423,983	509,260
Prepaid expenses and other current assets	111,726	94,316
Assets held for sale	84,161	75,689
Total current assets	1,839,845	1,751,740
Investments in unconsolidated affiliates	143,996	142,082
Actively marketed property	48,211	53,231
Property, plant and equipment, net of accumulated depreciation of $640,163 and $619,706, respectively	1,049,898	1,081,656
Operating lease right-of-use assets	415,243	371,366
Goodwill	429,545	434,345
DOLE® brand	306,280	306,280
Other intangible assets, net of accumulated amortization of $133,498 and $133,022, respectively	15,961	18,997
Other assets	154,349	147,758
Deferred income tax assets	88,860	88,669
Total assets	$4,492,188	$4,396,124
LIABILITIES AND EQUITY
Accounts payable	$762,072	$712,483
Accrued liabilities	475,471	573,008
Bank overdraft, notes payable and current portion of long-term debt, net	62,366	67,279
Current maturities of operating leases	79,408	71,379
Other current liabilities	38,249	56,285
Liabilities held for sale	22,240	14,047
Total current liabilities	1,439,806	1,494,481
Long-term debt, net	969,121	799,814
Operating leases, less current maturities	337,399	306,566
Deferred income tax liabilities	85,505	90,100
Other long-term liabilities	191,975	203,390
Total liabilities	$3,023,806	$2,894,351

Redeemable noncontrolling interests	34,248	29,716
Stockholders’ equity:
Common stock — $0.01 par value; 300,000 shares authorized; 94,459 and 95,163 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	945	952
Additional paid-in capital	741,559	804,247
Retained earnings	717,282	676,371
Accumulated other comprehensive loss	(130,852)	(117,467)
Total equity attributable to Dole plc	1,328,934	1,364,103
Equity attributable to noncontrolling interests	105,200	107,954
Total equity	1,434,134	1,472,057
Total liabilities, redeemable noncontrolling interests and equity	$4,492,188	$4,396,124

Condensed Consolidated Statements of Cash Flows - Unaudited

	Six Months Ended
	June 30, 2026	June 30, 2025

Operating Activities	(U.S. Dollars in thousands)
Net income	$72,862	$62,148
Loss from discontinued operations, net of taxes	—	34,920
Income from continuing operations	72,862	97,068
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities - continuing operations:
Depreciation and amortization	55,769	54,777
Impairment and asset write-downs of property, plant and equipment and lease assets	1,134	182
Net gain on sale of assets	(1,353)	(13,124)
Net gain on sale of businesses	(1,164)	(409)
Net (gain) loss on financial instruments	(9,759)	26,036
Stock-based compensation expense	3,262	3,185
Equity method earnings	(10,656)	(16,793)
Noncash debt refinancing expenses	—	1,921
Amortization of debt discounts and debt issuance costs	1,566	2,654
Deferred tax benefit	(3,161)	(2,831)
Pension and other postretirement benefit plan cost	4,621	2,868
Dividends received from equity method investments	6,596	6,268
Gain on insurance proceeds	—	(3,869)
Other	—	(1,565)
Changes in operating assets and liabilities:
Receivables, net of allowances	(132,369)	(211,944)
Inventories	81,227	25,736
Prepaids, other current assets and other assets	(27,508)	(12,816)
Accounts payable, accrued liabilities and other liabilities	(49,570)	(17,790)
Net cash used in operating activities - continuing operations	(8,503)	(60,446)
Investing activities
Sales of assets	7,465	10,076
Capital expenditures	(42,545)	(72,196)
Proceeds from sale of businesses, net of transaction costs and cash transferred	4,968	409
Insurance proceeds	—	18,971
Net sales (purchases) of unconsolidated affiliates	231	(1,589)
Acquisition of noncontrolling interests associated with the Port Sale Transaction	(51,193)	—
Other acquisitions, net of cash acquired	(2,303)	(1,882)
Other	(439)	(14)
Net cash used in investing activities - continuing operations	(83,816)	(46,225)
Financing activities
Proceeds from borrowings and overdrafts	1,068,317	1,151,108
Repayments on borrowings and overdrafts	(901,189)	(1,002,113)
Dividends paid to shareholders	(16,701)	(15,934)
Dividends paid to noncontrolling interests	(7,192)	(7,962)
Repurchases of Ordinary shares	(14,644)	—
Tax payments for net settlement of share-based payments	(3,378)	—
Other noncontrolling interest activity, net	(3,411)	—
Payment of contingent consideration	(2,305)	(919)
Net cash provided by financing activities - continuing operations	119,497	124,180
Effect of foreign exchange rate changes on cash	(3,327)	18,859
Net cash used in operating activities - discontinued operations	—	(23,870)
Net cash used in investing activities - discontinued operations	—	(4,850)
Cash used in discontinued operations, net	—	(28,720)
Increase in cash and cash equivalents	23,851	7,648
Cash and cash equivalents at beginning of period, including discontinued operations	267,854	331,719
Cash and cash equivalents at end of period, including discontinued operations	$291,705	$339,367
Supplemental cash flow information:
Income tax payments, net of refunds	$(40,822)	$(53,567)
Interest payments on borrowings	$(25,422)	$(32,119)

Reconciliation from Net Income to Adjusted EBITDA - Unaudited
The following information is provided to give quantitative information related to items impacting comparability. Refer to the 'Non-GAAP Financial Measures' section of this document for additional detail on each item.

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

	(U.S. Dollars in thousands)
Net income (Reported GAAP)	$35,127	$17,989	$72,862	$62,148
Loss from discontinued operations, net of income taxes	—	34,950	—	34,920
Income from continuing operations (Reported GAAP)	35,127	52,939	72,862	97,068
Income tax expense	14,802	25,504	36,784	43,082
Interest expense	14,857	17,516	27,443	34,698
Mark to market (gains) losses	(3,148)	17,153	(7,273)	23,069
Gain on asset sales	—	(8,737)	(47)	(11,178)
Loss (gain) on disposal of businesses	28	(48)	(1,164)	(409)
Legal and restructuring costs	23,054	—	23,054	—
Asset write-downs, net of insurance proceeds	184	(3,617)	184	(3,617)
Impairment of property, plant and equipment and lease assets	73	—	984	—
Other items[1,2]	(89)	3,190	(100)	3,284
Adjustments from equity method investments	1,826	3,061	3,581	(2,651)
Adjusted EBIT (Non-GAAP)	86,714	106,961	156,308	183,346
Depreciation	26,320	26,496	52,847	51,309
Amortization of intangible assets	1,381	1,737	2,922	3,468
Depreciation and amortization adjustments from equity method investments	2,347	1,924	4,997	3,817
Adjusted EBITDA (Non-GAAP)	$116,762	$137,118	$217,074	$241,940

1 For the three months ended June 30, 2026, other items is primarily comprised of $0.9 million of interest income on deferred transaction consideration, offset by $0.8 million of acquisition and transaction costs. For the three months ended June 30, 2025, other items is primarily comprised of $3.2 million of net debt refinancing expenses.
2 For the six months ended June 30, 2026, other items is primarily comprised of $1.8 million of interest income on deferred transaction consideration, offset by $1.7 million of acquisition and transaction costs. For the six months ended June 30, 2025, other items is primarily comprised of $3.2 million of net debt refinancing expenses.

Reconciliation from Net Income attributable to Dole plc to Adjusted Net Income - Unaudited
The following information is provided to give quantitative information related to items impacting comparability. Refer to the 'Non-GAAP Financial Measures' section of this document for additional detail on each item. Refer to the following pages for supplementary reconciliations on these items.

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

	(U.S. Dollars and shares in thousands, except per share amounts)
Net income attributable to Dole plc (Reported GAAP)	$25,984	$9,966	$57,281	$48,878
Loss from discontinued operations, net of income taxes	—	34,950	—	34,920
Income from continuing operations attributable to Dole plc	25,984	44,916	57,281	83,798
Adjustments:
Amortization of intangible assets	1,381	1,737	2,922	3,468
Mark to market (gains) losses	(3,148)	17,153	(7,273)	23,069
Gain on asset sales	—	(8,737)	(47)	(11,178)
Loss (gain) on disposal of businesses	28	(48)	(1,164)	(409)
Legal and restructuring costs	23,054	—	23,054	—
Asset write-downs, net of insurance proceeds	184	(3,617)	184	(3,617)
Impairment of property, plant and equipment and lease assets	73	—	984	—
Other items[3,4]	844	3,190	1,745	3,284
Adjustments from equity method investments	(1,832)	12	(1,768)	(7,432)
Income tax on items above and discrete tax items	(2,494)	(190)	(316)	(2,131)
NCI impact of items above	(330)	(1,260)	(684)	(2,620)
Adjusted Net Income for Adjusted EPS calculation (Non-GAAP)	$43,744	$53,156	$74,918	$86,232

Adjusted earnings per share – basic (Non-GAAP)	$0.46	$0.56	$0.79	$0.91
Adjusted earnings per share – diluted (Non-GAAP)	$0.46	$0.55	$0.78	$0.90
Weighted average shares outstanding – basic	95,046	95,145	95,110	95,127
Weighted average shares outstanding – diluted	95,703	95,850	95,733	95,763

3 For the three months ended June 30, 2026, other items is primarily comprised of $0.8 million of acquisition and transaction costs. For the three months ended June 30, 2025, other items is primarily comprised of $3.2 million of net debt refinancing expenses.
4 For the six months ended June 30, 2026, other items is primarily comprised of $1.7 million of acquisition and transaction costs. For the six months ended June 30, 2025, other items is primarily comprised of $3.2 million of net debt refinancing expenses.

Supplemental Reconciliation from Net Income attributable to Dole plc to Adjusted Net Income - Unaudited
The following information is provided to give quantitative information related to items impacting comparability. Refer to the 'Non-GAAP Financial Measures' section of this document for additional detail on each item.

	Three Months Ended June 30, 2026 (U.S. Dollars in thousands)
	Revenues, net	Cost of sales	Gross profit	Gross Margin %	Selling, marketing, general and administrative expenses	Other operating items[5]	Operating Income
Reported (GAAP)	$2,499,411	(2,304,115)	195,296	7.8%	(148,438)	636	$47,494
Loss from discontinued operations, net of income taxes	—	—	—		—	—	—
Amortization of intangible assets	—	—	—		1,381	—	1,381
Mark to market (gains) losses	—	104	104		—	—	104
Gain on asset sales	—	—	—		—	—	—
(Loss) gain on disposal of businesses	—	—	—		—	28	28
Legal and restructuring costs	—	—	—		23,054	—	23,054
Asset write-downs, net of insurance proceeds	—	184	184		—	—	184
Impairment of property, plant and equipment and lease assets	—	—	—		—	73	73
Other items	—	—	—		329	—	329
Adjustments from equity method investments	—	—	—		—	—	—
Income tax on items above and discrete tax items	—	—	—		—	—	—
NCI impact of items above	—	—	—		—	—	—
Adjusted (Non-GAAP)	$2,499,411	(2,303,827)	195,584	7.8%	(123,674)	737	$72,647

	Three Months Ended June 30, 2025 (U.S. Dollars in thousands)
	Revenues, net	Cost of sales	Gross profit	Gross Margin %	Selling, marketing, general and administrative expenses	Other operating items[6]	Operating Income
Reported (GAAP)	$2,428,427	(2,210,127)	218,300	9.0%	(124,308)	9,227	$103,219
Loss from discontinued operations, net of income taxes	—	—	—		—	—	—
Amortization of intangible assets	—	—	—		1,737	—	1,737
Mark to market (gains) losses	—	2,057	2,057		—	—	2,057
Gain on asset sales	—	—	—		—	(8,737)	(8,737)
(Loss) gain on disposal of businesses	—	—	—		—	(48)	(48)
Asset write-downs, net of insurance proceeds	—	(3,617)	(3,617)		—	—	(3,617)
Other items	—	—	—		8	—	8
Adjustments from equity method investments	—	—	—		—	—	—
Income tax on items above and discrete tax items	—	—	—		—	—	—
NCI impact of items above	—	—	—		—	—	—
Adjusted (Non-GAAP)	$2,428,427	(2,211,687)	216,740	8.9%	(122,563)	442	$94,619
5 Other operating items for the three months ended June 30, 2026 is comprised of a $0.7 million gain on asset sales, offset partially by other immaterial activity, as reported on the Dole plc GAAP Condensed Consolidated Statements of Operations.
6 Other operating items for the three months ended June 30, 2025 is primarily comprised of a gain of asset sales of $9.3 million, offset partially by other immaterial activity, as reported on the Dole plc GAAP Condensed Consolidated Statements of Operations.

	Three Months Ended June 30, 2026 (U.S. Dollars in thousands)
	Other income (expense), net	Interest income	Interest expense	Income tax expense	Equity method earnings	Income from continuing operations	Loss from discontinued operations, net of income taxes
Reported (GAAP)	$3,869	4,367	(14,857)	(14,802)	9,056	35,127	—
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—	—
Amortization of intangible assets	—	—	—	—	—	1,381	—
Mark to market (gains) losses	(3,252)	—	—	—	—	(3,148)	—
Gain on asset sales	—	—	—	—	—	—	—
(Loss) gain on disposal of businesses	—	—	—	—	—	28	—
Legal and restructuring costs	—	—	—	—	—	23,054	—
Asset write-downs, net of insurance proceeds	—	—	—	—	—	184	—
Impairment of property, plant and equipment and lease assets	—	—	—	—	—	73	—
Other items	515	—	—	—	—	844	—
Adjustments from equity method investments	—	—	—	—	(1,832)	(1,832)	—
Income tax on items above and discrete tax items	—	—	—	(3,010)	516	(2,494)	—
NCI impact of items above	—	—	—	—	—	—	—
Adjusted (Non-GAAP)	$1,132	4,367	(14,857)	(17,812)	7,740	53,217	$—

	Three Months Ended June 30, 2025 (U.S. Dollars in thousands)
	Other income (expense), net	Interest income	Interest expense	Income tax expense	Equity method earnings	Income from continuing operations	Loss from discontinued operations, net of income taxes
Reported (GAAP)	$(18,716)	2,955	(17,516)	(25,504)	8,501	52,939	(34,950)
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—	34,950
Amortization of intangible assets	—	—	—	—	—	1,737	—
Mark to market (gains) losses	15,096	—	—	—	—	17,153	—
Gain on asset sales	—	—	—	—	—	(8,737)	—
(Loss) gain on disposal of businesses	—	—	—	—	—	(48)	—
Asset write-downs, net of insurance proceeds	—	—	—	—	—	(3,617)	—
Other items	3,182	—	—	—	—	3,190	—
Adjustments from equity method investments	—	—	—	—	12	12	—
Income tax on items above and discrete tax items	—	—	—	(949)	759	(190)	—
NCI impact of items above	—	—	—	—	—	—	—
Adjusted (Non-GAAP)	$(438)	2,955	(17,516)	(26,453)	9,272	62,439	$—

	Three Months Ended June 30, 2026 (U.S. Dollars and shares in thousands, except per share amounts)

	Net income	Net income attributable to noncontrolling interests	Net income attributable to Dole plc	Diluted net income per share
Reported (GAAP)	$35,127	$(9,143)	$25,984	$0.27
Loss from discontinued operations, net of income taxes	—	—	—
Amortization of intangible assets	1,381	—	1,381
Mark to market (gains) losses	(3,148)	—	(3,148)
Gain on asset sales	—	—	—
(Loss) gain on disposal of businesses	28	—	28
Legal and restructuring costs	23,054	—	23,054
Asset write-downs, net of insurance proceeds	184	—	184
Impairment of property, plant and equipment and lease assets	73	—	73
Other items	844	—	844
Adjustments from equity method investments	(1,832)	—	(1,832)
Income tax on items above and discrete tax items	(2,494)	—	(2,494)
NCI impact of items above	—	(330)	(330)
Adjusted (Non-GAAP)	$53,217	$(9,473)	$43,744	$0.46

Weighted average shares outstanding – diluted			95,703

	Three Months Ended June 30, 2025 (U.S. Dollars and shares in thousands, except per share amounts)

	Net income	Net income attributable to noncontrolling interests	Net income attributable to Dole plc	Diluted net income per share
Reported (GAAP)	$17,989	$(8,023)	$9,966	$0.10
Loss from discontinued operations, net of income taxes	34,950	—	34,950
Amortization of intangible assets	1,737	—	1,737
Mark to market (gains) losses	17,153	—	17,153
Gain on asset sales	(8,737)	—	(8,737)
(Loss) gain on disposal of businesses	(48)	—	(48)
Asset write-downs, net of insurance proceeds	(3,617)	—	(3,617)
Other items	3,190	—	3,190
Adjustments from equity method investments	12	—	12
Income tax on items above and discrete tax items	(190)	—	(190)
NCI impact of items above	—	(1,260)	(1,260)
Adjusted (Non-GAAP)	$62,439	$(9,283)	$53,156	$0.55

Weighted average shares outstanding – diluted			95,850

Supplemental Reconciliation from Net Income attributable to Dole plc to Adjusted Net Income - Unaudited
The following information is provided to give quantitative information related to items impacting comparability. Refer to the 'Non-GAAP Financial Measures' section of this document for additional detail on each item.

	Six Months Ended June 30, 2026 (U.S. Dollars in thousands)
	Revenues, net	Cost of sales	Gross profit	Gross Margin %	Selling, marketing, general and administrative expenses	Other operating items[7]	Operating Income
Reported (GAAP)	$4,841,586	(4,461,297)	380,289	7.9%	(272,218)	1,383	$109,454
Loss from discontinued operations, net of income taxes	—	—	—		—	—	—
Amortization of intangible assets	—	—	—		2,922	—	2,922
Mark to market (gains) losses	—	295	295		—	—	295
Gain on asset sales	—	—	—		—	(47)	(47)
(Loss) gain on disposal of businesses	—	—	—		—	(1,164)	(1,164)
Legal and restructuring costs	—	—	—		23,054	—	23,054
Asset write-downs, net of insurance proceeds	—	184	184		—	—	184
Impairment of property, plant and equipment and lease assets	—	—	—		—	984	984
Other items	—	—	—		354	—	354
Adjustments from equity method investments	—	—	—		—	—	—
Income tax on items above and discrete tax items	—	—	—		—	—	—
NCI impact of items above	—	—	—		—	—	—
Adjusted (Non-GAAP)	$4,841,586	(4,460,818)	380,768	7.9%	(245,888)	1,156	$136,036

	Six Months Ended June 30, 2025 (U.S. Dollars in thousands)
	Revenues, net	Cost of sales	Gross profit	Gross Margin %	Selling, marketing, general and administrative expenses	Other operating items[8]	Operating Income
Reported (GAAP)	$4,527,831	(4,127,338)	400,493	8.8%	(242,720)	13,351	$171,124
Loss from discontinued operations, net of income taxes	—	—	—		—	—	—
Amortization of intangible assets	—	—	—		3,468	—	3,468
Mark to market (gains) losses	—	2,257	2,257		—	—	2,257
Gain on asset sales	—	—	—		—	(11,178)	(11,178)
(Loss) gain on disposal of businesses	—	—	—		—	(409)	(409)
Asset write-downs, net of insurance proceeds	—	(3,617)	(3,617)		—	—	(3,617)
Other items	—	—	—		102	—	102
Adjustments from equity method investments	—	—	—		—	—	—
Income tax on items above and discrete tax items	—	—	—		—	—	—
NCI impact of items above	—	—	—		—	—	—
Adjusted (Non-GAAP)	$4,527,831	(4,128,698)	399,133	8.8%	(239,150)	1,764	$161,747
7 Other operating items for the six months ended June 30, 2026 is comprised of a $1.2 million gain on disposal of businesses and a $1.4 million gain on asset sales, offset partially by $1.1 million of impairment charges as reported on the Dole plc GAAP Condensed Consolidated Statements of Operations.
8 Other operating items for the six months ended June 30, 2025 is comprised of a $0.4 million gain on disposal of businesses and a $13.1 million gain on asset sales, offset partially by other immaterial activity, as reported on the Dole plc GAAP Condensed Consolidated Statements of Operations.

	Six Months Ended June 30, 2026 (U.S. Dollars in thousands)
	Other income (expense), net	Interest income	Interest expense	Income tax expense	Equity method earnings	Income from continuing operations	Loss from discontinued operations, net of income taxes
Reported (GAAP)	$8,407	8,572	(27,443)	(36,784)	10,656	72,862	—
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—	—
Amortization of intangible assets	—	—	—	—	—	2,922	—
Mark to market (gains) losses	(7,568)	—	—	—	—	(7,273)	—
Gain on asset sales	—	—	—	—	—	(47)	—
(Loss) gain on disposal of businesses	—	—	—	—	—	(1,164)	—
Legal and restructuring costs	—	—	—	—	—	23,054	—
Asset write-downs, net of insurance proceeds	—	—	—	—	—	184	—
Impairment of property, plant and equipment and lease assets	—	—	—	—	—	984	—
Other items	1,392	—	—	—	—	1,745	—
Adjustments from equity method investments	—	—	—	—	(1,768)	(1,768)	—
Income tax on items above and discrete tax items	—	—	—	(816)	500	(316)	—
NCI impact of items above	—	—	—	—	—	—	—
Adjusted (Non-GAAP)	$2,231	8,572	(27,443)	(37,600)	9,388	91,183	$—

	Six Months Ended June 30, 2025 (U.S. Dollars in thousands)
	Other income (expense), net	Interest income	Interest expense	Income tax expense	Equity method earnings	Income from continuing operations	Loss from discontinued operations, net of income taxes
Reported (GAAP)	$(19,064)	5,995	(34,698)	(43,082)	16,793	97,068	(34,920)
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—	34,920
Amortization of intangible assets	—	—	—	—	—	3,468	—
Mark to market (gains) losses	20,812	—	—	—	—	23,069	—
Gain on asset sales	—	—	—	—	—	(11,178)	—
(Loss) gain on disposal of businesses	—	—	—	—	—	(409)	—
Asset write-downs, net of insurance proceeds	—	—	—	—	—	(3,617)	—
Other items	3,182	—	—	—	—	3,284	—
Adjustments from equity method investments	—	—	—	—	(7,432)	(7,432)	—
Income tax on items above and discrete tax items	—	—	—	(2,818)	687	(2,131)	—
NCI impact of items above	—	—	—	—	—	—	—
Adjusted (Non-GAAP)	$4,930	5,995	(34,698)	(45,900)	10,048	102,122	$—

	Six Months Ended June 30, 2026 (U.S. Dollars and shares in thousands, except per share amounts)

	Net income	Net income attributable to noncontrolling interests	Net income attributable to Dole plc	Diluted net income per share
Reported (GAAP)	$72,862	$(15,581)	$57,281	$0.60
Loss from discontinued operations, net of income taxes	—	—	—
Amortization of intangible assets	2,922	—	2,922
Mark to market (gains) losses	(7,273)	—	(7,273)
Gain on asset sales	(47)	—	(47)
(Loss) gain on disposal of businesses	(1,164)	—	(1,164)
Legal and restructuring costs	23,054	—	23,054
Asset write-downs, net of insurance proceeds	184	—	184
Impairment of property, plant and equipment and lease assets	984	—	984
Other items	1,745	—	1,745
Adjustments from equity method investments	(1,768)	—	(1,768)
Income tax on items above and discrete tax items	(316)	—	(316)
NCI impact of items above	—	(684)	(684)
Adjusted (Non-GAAP)	$91,183	$(16,265)	$74,918	$0.78

Weighted average shares outstanding – diluted			95,733

	Six Months Ended June 30, 2025 (U.S. Dollars and shares in thousands, except per share amounts)

	Net income	Net income attributable to noncontrolling interests	Net income attributable to Dole plc	Diluted net income per share
Reported (GAAP)	$62,148	$(13,270)	$48,878	$0.51
Loss from discontinued operations, net of income taxes	34,920	—	34,920
Amortization of intangible assets	3,468	—	3,468
Mark to market (gains) losses	23,069	—	23,069
Gain on asset sales	(11,178)	—	(11,178)
(Loss) gain on disposal of businesses	(409)	—	(409)
Asset write-downs, net of insurance proceeds	(3,617)	—	(3,617)
Other items	3,284	—	3,284
Adjustments from equity method investments	(7,432)	—	(7,432)
Income tax on items above and discrete tax items	(2,131)	—	(2,131)
NCI impact of items above	—	(2,620)	(2,620)
Adjusted (Non-GAAP)	$102,122	$(15,890)	$86,232	$0.90

Weighted average shares outstanding – diluted			95,763

Supplemental Reconciliation of Prior Year Segment Results to Current Year Segment Results – Unaudited

	Revenue for the Three Months Ended
	June 30, 2025	Impact of Foreign Currency Translation	Impact of Acquisitions and Divestitures	Like-for-like Increase (Decrease)	June 30, 2026

	(U.S. Dollars in thousands)
Fresh Fruit	$972,591	$—	$—	$233	$972,824
Diversified Fresh Produce - EMEA	1,100,797	29,882	—	(19,248)	1,111,431
Diversified Fresh Produce - Americas & ROW	386,348	399	—	53,367	440,114
Intersegment	(31,309)	—	—	6,351	(24,958)
Total	$2,428,427	$30,281	$—	$40,703	$2,499,411

	Adjusted EBITDA for the Three Months Ended
	June 30, 2025	Impact of Foreign Currency Translation	Impact of Acquisitions and Divestitures	Like-for-like Increase (Decrease)	June 30, 2026

	(U.S. Dollars in thousands)
Fresh Fruit	$72,756	$(120)	$—	$(22,379)	$50,257
Diversified Fresh Produce - EMEA	48,984	1,507	(558)	(4,002)	45,931
Diversified Fresh Produce - Americas & ROW	15,378	17	—	5,179	20,574
Total	$137,118	$1,404	$(558)	$(21,202)	$116,762

	Revenue for the Six Months Ended
	June 30, 2025	Impact of Foreign Currency Translation	Impact of Acquisitions and Divestitures	Like-for-like Increase (Decrease)	June 30, 2026

	(U.S. Dollars in thousands)
Fresh Fruit	$1,850,736	$—	$—	$59,748	$1,910,484
Diversified Fresh Produce - EMEA	1,992,884	124,466	—	16,405	2,133,755
Diversified Fresh Produce - Americas & ROW	749,761	2,001	—	108,363	860,125
Intersegment	(65,550)	—	—	2,772	(62,778)
Total	$4,527,831	$126,467	$—	$187,288	$4,841,586

	Adjusted EBITDA for the Six Months Ended
	June 30, 2025	Impact of Foreign Currency Translation	Impact of Acquisitions and Divestitures	Like-for-like Increase (Decrease)	June 30, 2026

	(U.S. Dollars in thousands)
Fresh Fruit	$136,087	$(582)	$—	$(32,695)	$102,810
Diversified Fresh Produce - EMEA	76,644	5,172	(512)	(5,408)	75,896
Diversified Fresh Produce - Americas & ROW	29,209	(30)	—	9,189	38,368
Total	$241,940	$4,560	$(512)	$(28,914)	$217,074

Net Debt and Net Leverage Reconciliation – Unaudited
Net Debt is the primary measure used by management to analyze the Company’s capital structure. Net Debt is a non-GAAP financial measure, calculated as cash and cash equivalents, less current and long-term debt. It also excludes debt discounts and debt issuance costs. Net Leverage is calculated as total Net Debt divided by Last Twelve Months ("LTM") Adjusted EBITDA as of the period end. The calculation of Net Debt and Net Leverage as of June 30, 2026 is presented below. Net Debt as of June 30, 2026 was $746.1 million and Net Leverage was 2.0x.

	June 30, 2026	December 31, 2025

	(U.S. Dollars in thousands)
Cash and cash equivalents (Reported GAAP)	$291,705	$267,854
Debt (Reported GAAP):
Long-term debt, net	(969,121)	(799,814)
Current maturities	(39,480)	(57,668)
Bank overdrafts	(22,886)	(9,611)
Total debt, net	(1,031,487)	(867,093)
Add: Debt discounts and debt issuance costs (Reported GAAP)	(6,354)	(7,237)
Total gross debt	(1,037,841)	(874,330)
Net Debt (Non-GAAP)	$(746,136)	$(606,476)
LTM Adjusted EBITDA (Non-GAAP)	370,510	395,376
Net Leverage (Non-GAAP)	2.0x	1.5x

Last Twelve Months ("LTM") Adjusted EBITDA
FY'25 Adjusted EBITDA	395,376	395,376
Less: Q2'25 YTD Adjusted EBITDA	(241,940)
Plus: Q2'26 YTD Adjusted EBITDA	217,074
LTM Adjusted EBITDA	$370,510	$395,376

Free Cash Flow from Continuing Operations Reconciliation – Unaudited

	Six Months Ended
	June 30, 2026	June 30, 2025

	(U.S. Dollars in thousands)
Net cash provided by operating activities - continuing operations (Reported GAAP)	$(8,503)	$(60,446)
Less: Capital expenditures (Reported GAAP)	(42,545)	(72,196)
Free cash flow from continuing operations (Non-GAAP)	$(51,048)	$(132,642)

Non-GAAP Financial Measures
Dole plc’s results are determined in accordance with U.S. GAAP.
In addition to its results under U.S. GAAP, in this Press Release, we also present Dole plc’s Adjusted EBIT, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Free Cash Flow from Continuing Operations, Net Debt and Net Leverage, which are supplemental measures of financial performance that are not required by, or presented in accordance with, U.S. GAAP (collectively, the "non-GAAP financial measures"). We present these non-GAAP financial measures, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our operating results, cash flows or any other measure prescribed by U.S. GAAP. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items or that any projections and estimates will be realized in their entirety or at all. In addition, adjustment items that are excluded from non-GAAP results can have a material impact on equivalent GAAP earnings, financial measures and cash flows.
Adjusted EBIT is calculated from GAAP net income by: (1) subtracting the income or adding the loss from discontinued operations, net of income taxes; (2) adding the income tax expense or subtracting the income tax benefit; (3) adding interest expense; (4) adding mark to market losses or subtracting mark to market gains related to unrealized impacts from certain derivative instruments and foreign currency denominated borrowings, realized impacts on noncash settled foreign currency denominated borrowings, net foreign currency impacts on liquidated entities and fair value movements on contingent consideration; (5) other items which are separately stated based on materiality, which during the three and six months ended June 30, 2026 and June 30, 2025, included subtracting the gain or adding the loss on the disposal of business interests, subtracting the gain or adding the loss on asset sales for assets held for sale and actively marketed property or sales-type leases, adding impairment charges or held for sale classification losses on property, plant and equipment and lease assets, adding or subtracting asset write-downs from extraordinary events, net of insurance proceeds, subtracting interest income on deferred transaction consideration, adding acquisition and transaction costs, adding restructuring charges and costs for legal matters not in the ordinary course of business and adding debt refinancing expenses; and (6) the Company’s share of these items from equity method investments.
Adjusted EBITDA is calculated from GAAP net income by: (1) subtracting the income or adding the loss from discontinued operations, net of income taxes; (2) adding the income tax expense or subtracting the income tax benefit; (3) adding interest expense; (4) adding depreciation charges; (5) adding amortization charges on intangible assets; (6) adding mark to market losses or subtracting mark to market gains related to unrealized impacts from certain derivative instruments and foreign currency denominated borrowings, realized impacts on noncash settled foreign currency denominated borrowings, net foreign currency impacts on liquidated entities and fair value movements on contingent consideration; (7) other items which are separately stated based on materiality, which during the three and six months ended June 30, 2026 and June 30, 2025, included subtracting the gain or adding the loss on the disposal of business interests, subtracting the gain or adding the loss on asset sales for assets held for sale and actively marketed property or sales-type leases, adding impairment charges or held‑for‑sale losses on property, plant and equipment and lease assets, adding or subtracting asset write-downs from extraordinary events, net of insurance proceeds, subtracting interest income on deferred transaction consideration, adding acquisition and transaction costs, adding restructuring charges and costs for legal matters not in the normal course of business and adding debt refinancing expenses; and (8) the Company’s share of these items from equity method investments.
Last Twelve Months ("LTM") Adjusted EBITDA is calculated as Adjusted EBITDA, as defined above, for the last twelve months as of the period end, which for the six months ended June 30, 2026, is calculated as subtracting the Adjusted EBITDA for the six months ended June 30, 2025 from the Adjusted EBITDA for the year ended December 31, 2025 and then adding Adjusted EBITDA for the six months ended June 30, 2026. LTM Adjusted EBITDA for the year ended December 31, 2025 is the same as Adjusted EBITDA for the year ended December 31, 2025.
Adjusted Net Income is calculated from GAAP net income attributable to Dole plc by: (1) subtracting the income or adding the loss from discontinued operations, net of income taxes; (2) adding amortization charges on intangible assets; (3) adding mark to market losses or subtracting mark to market gains related to unrealized impacts from certain derivative instruments and foreign currency denominated borrowings, realized impacts on noncash settled foreign currency denominated borrowings, net foreign currency impacts on liquidated entities and fair value movements on contingent consideration; (4) other items which are separately stated based on materiality, which during the three and six months ended June 30, 2026 and June 30, 2025, included subtracting the gain or adding the loss on the disposal of business interests, subtracting the gain or adding the loss on asset sales for assets held for sale and actively marketed property or sales-type leases, adding impairment charges or held for sale classification losses on property, plant and equipment and lease assets, adding or subtracting asset write-downs from extraordinary events, net of insurance proceeds, adding acquisition and transaction costs, adding restructuring charges and costs for legal matters not in the ordinary course of business and adding debt refinancing expenses; (5) the Company’s share of these items from equity method investments; (6) excluding the tax effect of these items and discrete tax adjustments; and (7) excluding the effect of these items attributable to non-controlling interests.
Adjusted Earnings per Share is calculated from Adjusted Net Income divided by diluted weighted average number of shares in the applicable period.
Net Debt is a non-GAAP financial measure, calculated as GAAP cash and cash equivalents, less GAAP current and long-term debt. It also excludes GAAP unamortized debt discounts and debt issuance costs.
Net Leverage is a non-GAAP financial measure, calculated as Net Debt divided by LTM Adjusted EBITDA, both of which are defined above.
Free cash flow from continuing operations is calculated from GAAP net cash used in or provided by operating activities for continuing operations less GAAP capital expenditures.
Like-for-like basis refers to the U.S. GAAP measure or non-GAAP financial measure excluding the impact of foreign currency translation movements and acquisitions and divestitures. The impact of foreign currency translation represents an estimate of the effect of translating the results of operations denominated in a foreign currency to U.S. Dollar at prior year average rates, as compared to current year average rates.
Dole is not able to provide a reconciliation for projected FY'26 results without taking unreasonable efforts.